UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 22, 2010

CHS Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-50150	41-0251095
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5500 Cenex Drive, Inver Grove Heights, Minnesota		55077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	651-355-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

CHS Inc. (the "Company") has announced the appointment of Carl M. Casale to the position of Chief Executive Officer. Mr. Casale will begin employment effective on or about January 1, 2011. A press release is attached hereto as Exhibit 99.1.

Employment Agreement

In connection with Mr. Casale joining the Company, the Company and Mr. Casale have entered into an employment agreement dated as of November 22, 2010, which is attached hereto as Exhibit 10.1. The employment agreement provides that Mr. Casale will be paid an annual base salary of $850,000. He is also eligible to earn a target annual incentive compensation award of 125% of his base salary with a maximum potential annual incentive compensation award of 250% of his base salary, based on the achievement of performance targets set by the Board of Directors of the Company (the "Board"). Mr. Casale's fiscal year 2011 annual incentive compensation award will be based upon actual performance levels without proration.

Mr. Casale will also be eligible to earn a target long-term incentive compensation award of 125% of his base salary with a maximum potential target long-term incentive compensation award of 250% of his base salary. Actual long-term incentive compensation awards will be determined by the Board based on the performance of the Company and Mr. Casale and other applicable factors. Mr. Casale will be eligible to receive non-prorated long-term incentive compensation awards for the 2009-2011 and the 2010-2012 performance periods.

Mr. Casale will receive payment for compensation that he has earned from his former employer during past periods but forfeited in order to accept employment with the Company due to vesting requirements and other restrictions. Mr. Casale’s replacement compensation has a fixed and a contingent component subject to a cap. He will be entitled to receive a fixed amount of replacement compensation in the aggregate amount of $2.5 million (the "Replacement Restricted Cash Compensation"), which will be paid in cash or, at the election of Mr. Casale on or before the date he begins employment (the "Effective Date"), deferred into the Company’s Deferred Compensation Plan on the following schedule: (i) $833,334 within 30 days after the Effective Date, (ii) $833,333 within 30 days after the first anniversary of the Effective Date, and (iii) $833,333 within 30 days after the second anniversary of the Effective Date. Mr. Casale will also receive an additional restricted cash award in order to compensate him if he forfeits a restricted stock grant from his former employer in an amount (not to exceed $1 million) equal to the fair market value of the shares which he otherwise would have received under the forfeited restricted stock grant plus any accumulated dividends (the "Forfeited RSG Replacement Compensation Amount"). The Forfeited RSG Replacement Compensation Amount will be settled in cash or, at the election of Mr. Casale on or before the Effective Date, deferred into the Company’s Deferred Compensation Plan. Payment of the Forfeited RSG Replacement Compensation Amount will be made in three equal installments on the same schedule that payment of the Replacement Restricted Cash Compensation is made (or in the case of a deferral, credited). Payments of the replacement compensation will be accelerated upon Mr. Casale’s death, disability, his involuntary termination without cause or his voluntary termination with "good reason."

In the event of Mr. Casale's involuntary termination without cause or voluntary termination with "good reason", Mr. Casale will be entitled to the following severance pay and benefits, conditioned on the execution of a release and his compliance with certain restrictive covenants: (1) payment of 200% of his base salary and target annual incentive compensation award and (2) welfare benefit continuation for 24 months. For purposes of Mr. Casale's employment agreement, the term "good reason" generally means a material and adverse change in duties, titles or positions, a 10% or more reduction in salary or the Company's material breach of any other obligation under the employment agreement that is not corrected within 30 days. Mr. Casale will be subject to two-year non-competition and non-solicitation covenants following his termination of employment.

The Company will reimburse Mr. Casale's legal expenses up to $15,000 in connection with the negotiation of the Employment Agreement.

Change in Control Agreement

The Company and Mr. Casale have also entered into a change in control agreement dated as of November 22, 2010, which is attached hereto as Exhibit 10.2. Upon a "qualifying termination" Mr. Casale will be entitled to (1) a severance payment equal to 2.5 times the sum of Mr. Casale’s base salary and target annual incentive compensation award, (2) welfare benefit continuation for a period of 30 months, and (3) outplacement fees not to exceed $30,000. In addition, any amounts paid under the change in control agreement will be reduced to the maximum amount that can be paid without being subject to the excise tax imposed under Internal Revenue Code Section 280G, but only if the after-tax benefit of the reduced amount is higher than the after-tax benefit of the unreduced amount. For purposes of Mr. Casale's change in control agreement, a "qualifying termination" means an involuntary termination without cause and voluntary termination with "good reason", each within 24 months following a change in control, or an involuntary termination without cause within 6 months prior to a change in control if termination is related to the change in control. "Good reason" generally means the assignment of duties or responsibilities that are materially inconsistent with duties or responsibilities of the CEO position, a material diminution in authority, duties or responsibilities, a 10% or more reduction in salary, the Company's material breach of any obligation under the change in control agreement, the failure to continue the executive's participation in any material compensation plan on a basis not materially less favorable to the executive and the failure to continue to provide the executive with benefits substantially similar in the aggregate to those the executive enjoyed prior to a change in control.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No. 10.1 Employment Agreement between CHS Inc. and Carl M. Casale dated November 22, 2010

No. 10.2 Change in Control Agreement between CHS Inc. and Carl M. Casale dated November 22, 2010

No. 99.1 Press Release of CHS Inc. dated November 22, 2010, announcing the election of Carl M. Casale to the position of Chief Executive Officer

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHS Inc.

November 22, 2010	By:	/s/ John Schmitz

Name: John Schmitz
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between CHS Inc. and Carl M. Casale dated November 22, 2010
10.2	Change in Control Agreement between CHS Inc. and Carl M. Casale dated November 22, 2010
99.1	Press Release of CHS Inc. dated November 22, 2010, announcing the election of Carl M. Casale to the position of Chief Executive Officer